UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2020

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AHT	New York Stock Exchange
Preferred Stock, Series D	AHT-PD	New York Stock Exchange
Preferred Stock, Series F	AHT-PF	New York Stock Exchange
Preferred Stock, Series G	AHT-PG	New York Stock Exchange
Preferred Stock, Series H	AHT-PH	New York Stock Exchange
Preferred Stock, Series I	AHT-PI	New York Stock Exchange

Item 8.01 Other Events.

On September 10, 2020, Ashford Hospitality Trust, Inc. (the “Company”) commenced offers to exchange (each an “Exchange Offer” and collectively the “Exchange Offers”) any and all shares of the Company’s 8.45% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), 7.375% Series F Cumulative Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), 7.375% Series G Cumulative Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), 7.50% Series H Cumulative Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”) and 7.50% Series I Cumulative Preferred Stock, par value $0.01 per share (the “Series I Preferred Stock”, and together with the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, the “Preferred Stock”). The total consideration offered in the Exchange Offers in the aggregate to all series of Preferred Stock is 126,048,813 newly issued shares of the Company’s common stock, par value $0.01(the “Common Stock”) and $30,000,000 in cash (each of the Common Stock consideration and the cash consideration, a “Consideration Option”), subject to the terms described in more detail in the Prospectus/Consent Solicitation dated September 10, 2020 and relating to the Exchange Offers. Regardless of the number of shares of Preferred Stock tendered for each Consideration Option, the Company will not issue more than 126,048,813 shares of Common Stock or pay out more than $30,000,000 in cash.

Holders of each series of Preferred Stock (the “Preferred Holders”) who elect to tender in the Exchange Offer for their applicable series of Preferred Stock may elect to exchange each share of Preferred Stock for either (i) $7.75 in cash (the “Cash Option”) or (ii) 5.58 shares of newly issued Common Stock. Preferred Holders who elect the Cash Option will be subject to allocation and proration procedures intended to ensure that, within each series of Preferred Stock, no more than the portion of the cash consideration allocated to that series of Preferred Stock is issued to the Preferred Holders of a series of Preferred Stock. Preferred Holders who select the Cash Option and are subject to allocation and proration procedures will receive Common Stock for any portion of the cash consideration that they do not receive.

The Company expects to fund the Cash Option in the Exchange Offers with capital it raises by issuing or selling securities (that may be convertible into Common Stock) in a public or private offering, or by entering into an alternative capital raising transaction, which may include the potential issuance of convertible preferred debt, a potential real estate joint venture in which a third party would pay the Company cash for an interest in a to-be-formed joint venture holding some of the Company’s hotels or financing arrangements secured through government programs. The Exchange Offers are conditioned on the Company’s ability to issue or sell securities or enter into an alternative capital raising transaction pursuant to which not less than $30,000,000 is raised on terms satisfactory to the Company in its sole discretion (the “Financing Condition”), including the Board of Directors’ determination that the proceeds of the Financing Transaction can be lawfully used to fund the Cash Options. If the Company is not able to satisfy the Financing Condition, it will not be required to close the Exchange Offers and accept tendered shares of Preferred Stock.

In connection with the Exchange Offers, the Company is also soliciting consents from the holders of each series of the Preferred Stock to amend the Company’s corporate charter (the “Charter”), for each series of Preferred Stock that receives sufficient tenders to close the Exchange Offer for that series, to automatically reclassify and convert each share of Preferred Stock into 1.74 shares of newly issued Common Stock and eliminate the description of such series of Preferred Stock from our Charter (the “Consent Solicitation”). Holders may not tender their shares of Preferred Stock in the Exchange Offers and the Consent Solicitation without consenting to each of the applicable proposed Charter amendments (the “Proposed Amendments”). Consent to the Proposed Amendment applicable to a series of Preferred Stock must be received from holders of at least two-thirds of the outstanding shares of that series of Preferred Stock for the Proposed Amendments to be effective. The Proposed Amendments must also be approved by the holders of two-thirds of the Common Stock outstanding and entitled to vote at a special meeting of holders of Common Stock.

On September 9, 2020 at 4:00 p.m. ET, the Registration Statement on Form S-4 with Registration No. 333-239961 (as amended, the “Registration Statement”) related to the Exchange Offers was declared effective by the Securities and Exchange Commission.

Fractional shares of Common Stock will not be distributed in the Exchange Offers. Instead, the Preferred Holders will receive cash in lieu of a fractional share. Computershare Trust Company, N.A., the exchange agent for the Exchange Offers (the “Exchange Agent”), acting as agent for the Preferred Holders who are otherwise entitled to receive a fractional share of Common Stock, will aggregate all fractional shares that would otherwise have been required to be distributed and cause them to be sold in the open market for the accounts of those Preferred Holders. Any proceeds that the Exchange Agent realizes from the sale will be distributed, less any brokerage commissions or other fees, to each Preferred Holder entitled thereto in accordance with such Preferred Holder’s proportional interest in the aggregate number of shares sold. The distribution of fractional share proceeds may take longer than the distribution of shares of Common Stock. Each of the Exchange Offers and the Consent Solicitation will expire at 5:00 p.m., ET, on October 9, 2020 (the “Expiration Date”), unless extended or earlier terminated by the Company. The settlement date in respect of any shares of Preferred Stock that are tendered prior to the Expiration Date will be approximately three business days following the expiration of the Exchange Offers and is anticipated to be on or about October 14, 2020.

On September 10, 2020, the Company issued a press release announcing the commencement of the Exchange Offers. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated September 10, 2020
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 10, 2020

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel and Secretary

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